Exhibit 32.2

CALETHOS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CalEthos, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dean S Skupen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Dean S Skupen
Name:	Dean S Skupen
Title:	Chief Financial Officer

Date: August 14, 2025